Execution Version FIRST AMENDMENT TO COMMON STOCK PURCHASE WARRANT This FIRST AMENDMENT TO COMMON STOCK PURCHASE WARRANT (this “Amendment”) is entered into as of May 13, 2023, among LANZATECH GLOBAL, INC., a Delaware corporation (the “Company”), and ACM ARRT H LLC (the “Holder”). PRELIMINARY STATEMENTS WHEREAS, the Company issued to the Holder that certain Common Stock Purchase Warrant for 2,073,486 Warrant Shares with an Initial Exercise Date of March 27, 2023 (the “Warrant”); WHEREAS, pursuant to Section 5(m) of the Warrant, such Warrant may be amended or modified with the written consent of the Company and the Holder; and WHEREAS, the parties hereto wish to amend certain provisions of the Warrant. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: DEFINITIONS. All capitalized terms used herein, including in the preamble and recitals hereto, and not otherwise defined herein shall have the respective meanings provided such terms in the Warrant. AMENDMENTS TO WARRANT. Subject to the satisfaction of the conditions set forth in Section 2, in accordance with Section 5(m) of the Warrant, the Warrant is hereby amended by deleting the bold, stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double- underlined text) as set forth in the pages of the Warrant attached as Exhibit A hereto. SECTION 1. REFERENCE TO AND EFFECT ON THE WARRANT. On and after the date of effectiveness of this Amendment, each reference in the Warrant to “this Warrant,” “hereunder,” “hereof” or text of like import referring to the Warrant shall mean and be a reference to the Warrant, as amended hereby. Except as specifically amended by this Amendment, the Warrant shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Holder under, the Warrant. SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective as of the first date when (a) the Company (or its counsel) shall have received a duly authorized, executed and delivered counterpart of the signature page to this Amendment from the Holder; and (b) the Company shall have executed an amendment with the holder of the Other Agreement reflecting the same terms that are contained herein. SECTION 3. MISCELLANEOUS PROVISIONS. (a) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with Section 5(f) of the Warrant. (b) Severability. Section 5(n) of the Warrant is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

2 (c) Counterparts; Headings. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. [Remainder of page intentionally blank; signatures begin next page]

[Signature Page to First Amendment to Warrant] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written. LANZATECH GLOBAL, INC. By: Name: Title: ACM ARRT H LLC By: Name: Title:

Exhibit A (Amended Warrant)